Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 19, 1999 included in Interleukin Genetics, Inc.'s [formerly known as Medical Science Systems Inc.] Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.


                                                        /s/ Arthur Andersen LLP

San Antonio, Texas
March 13, 2000